FIRST AMENDMENT TO THE

                       LIMITED LIABILITY COMPANY AGREEMENT

                                of the members of

                       INTERACTIVE VOICE MEDIA GEORGIA LLC
                     (a Delaware limited liability company)

         THIS FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made and entered into effective as of the 28th day of February 2000, by and between Interactive Voice Media Georgia LLC (the "Company"), a Delaware limited liability company, and Interactive Media Consolidated, Inc., a Delaware corporation and the sole member of Company (the "Member").

                                   WITNESSETH:

         WHEREAS, the Member and the Company entered into a Limited Liability Company Agreement dated July 7, 1998 (the "Original Agreement"); and

         WHEREAS, the Member and the Company desire to amend the Original Agreement, as hereinafter provided.

         NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1. Amendment.

         Section 5.8 of the Original Agreement is hereby amended to read in its entirety as follows:

            5.8 Officers.

                         5.8.1 The Company shall have the following Officers:
         Chairman of the Management Committee, Vice Chairman of the Management Committee, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and such other officers as the Management Committee from time to time may appoint.

                         5.8.2 The Officers shall be appointed by the Management Committee, and shall serve at the sufferance of the Management Committee. Each Officer is subject to removal or replacement by the Managers at any time. Subject to the limitations of this Agreement with respect to actions required to be taken by the Management Committee or the Members, the Officers shall have the rights, powers, duties and responsibilities stated in Section 5.8.3 below, except as such rights, powers, duties and responsibilities may be limited or expanded by action of the Management Committee; and any other Officers shall have such rights, powers, duties and responsibilities as shall be granted by action of the Management Committee. Officers shall be considered to have a delegation of the Managers' powers, pursuant to Section 18-407 of the Delaware Act, to the extent of their authority to act as provided herein. Officers who are not Managers under this Agreement shall nevertheless be deemed "managers" for purposes of Section 18-303 of the Delaware Act, regarding limited liability, but shall not, by virtue of this sentence be a Manager under this Agreement or a "manager" under or within the meaning of the Act, except as specifically hereinabove provided. Any Officer of the Company may resign at any time by giving written notice to the Management Committee. The resignation of any Officer shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                         5.8.3 The Officers shall have the following rights, powers, duties and responsibilities:

                    (a) The Chairman of the Management Committee is authorized to preside at meetings of the Members and of the Management Committee.

                    (b) The Vice Chairman of the Management Committee shall (in the absence of the Chairman of the Management Committee) preside at meetings of the Members and of the Management Committee.

                    (c) The Chief Executive Officer is authorized to be the chief executive officer of the Company; shall (in the absence of the Chairman of the Management Committee and the Vice Chairman of the Management Committee) preside at meetings of the Members and of the Management Committee and shall see that all orders and resolutions of the Management Committee are carried into effect. He shall have general and active management of all aspects of the business of the Company. He shall have general responsibility for all technological systems and related operations of the Company, including, but not limited to telecommunications business systems and Internet based business systems and implementation of any upgrades, new services, repairs or changes to the same. He shall have active management of all personnel of the Company, including but not limited to marketing, business development, business units and customer service. He may sign, with any other proper Officer, certificates for membership interests in the Company and any deeds, bonds, mortgages, contracts and other documents which the Management Committee has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Management Committee to some other Officer or agent of the Company. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Management Committee.

                    (d) The Chief Financial Officer is authorized to be an executive officer of the Company. The Chief Financial Officer shall be responsible to the Management Committee and the Chief Executive Officer for all financial control and internal audit of the Company. He shall perform such other duties as may be assigned to him by the Management Committee or the Chief Executive Officer.

                    (e) The Secretary is authorized to attend all meetings of the Members and all meetings of the Management Committee. The Secretary shall keep the minutes of the meetings of the Members and the Management Committee in appropriate books and record all votes. The Secretary shall give, or cause to be given, notice of all meetings of the Members and the Management Committee as required by law or the Agreement. The Secretary shall be custodian of the records and seal of the Company and when authorized by the Management Committee, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary. The Secretary shall have general charge of the membership certificate books of the Company and shall perform such other duties as may be prescribed by the Management Committee or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall sign, with any other proper Officer, certificates for membership interests in the Company. The Secretary shall respond to all correspondence and present to the Management Committee at its meetings all official communications received by the Secretary. The Secretary shall perform all the duties incident to the office of Secretary of the Company.

                    (f) The Treasurer is authorized to have the care and custody of and be responsible for all of the funds and securities of the Company and shall deposit such funds and securities in the name and to the credit of the Company in such banks and/or safe deposit companies as the Management

                         Committee may designate. The Treasurer shall make, sign, and endorse in the name of the Company all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the Chief Executive Officer or the Management Committee. The Treasurer shall keep accurate books of account of all the business and transactions of the Company and shall exhibit at all reasonable times the books and accounts to any Manager or member of the Company upon application at the office of the Company during business hours. The Treasurer shall further do and perform all other duties incident to the office of Treasurer as may be prescribed by the Chief Executive Officer or Management Committee from time to time.

         2. Entire Agreement.

         Except as specifically provided herein, the Original Agreement shall remain in full force and effect, without amendment or modification.

         IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment to the Limited Liability Company Agreement as of the date first above written.

The Company                              The Sole Member

   Interactive Voice Media Georgia LLC      Interactive Media Consolidated, Inc.


By: /s/  Bruce Croxon                    By: /s/  Bruce Croxon
   -----------------------------------      ------------------------------------
   Bruce Croxon,                            Bruce Croxon,
   Chief Executive Officer                  Chief Executive Officer

                       LIMITED LIABILITY COMPANY AGREEMENT

                                of the members of

                       INTERACTIVE VOICE MEDIA GEORGIA LLC
                      a Delaware limited liability company

                               Dated July 7, 1998

                                TABLE OF CONTENTS


1.    Definitions.............................................................1

2.    Organization of the Company.............................................1

2.1   Organization............................................................1
2.2   Name....................................................................2
2.3   Principal Place of Business.............................................2
2.4   Statutory Agent.........................................................2
2.5   Term....................................................................2

3.    Purposes of the Company.................................................2

4.    Names and Addresses of Members..........................................2

5.    Management of the Company...............................................2

5.1   Management Committee....................................................2
5.2   Resignation.............................................................3
5.3   Fiduciary Relationship..................................................3
5.4   Meetings of the Management Committee....................................3
5.5   Decisions of the Management Committee...................................3
5.6   Actions of the Management Committee Without a Meeting...................4
5.7   Authority of Management Committee.......................................4
5.8   Officers................................................................4

6.    Rights and Powers of the Members........................................5

6.1   No Commitments..........................................................5
6.2   Actions Requiring the Approval of a Majority-in-Interest
         of the Members.......................................................5
6.3   Meetings of the Members.................................................5
6.4   Decisions of the Members................................................6
6.5   Proxies.................................................................6
6.6   Actions of the Members Without a Meeting................................6
6.7   Waiver of Notice........................................................6
6.8   Tax Matters Partner.....................................................6

7.    Limitation of Liability; Indemnification................................6

7.1   Proof of Failure to Standard of Conduct.................................6
7.2   Limitation of Liability.................................................7
7.3   Indemnification of Members, Managers and the President..................7

8.    Capital Contributions...................................................7

8.1   Generally...............................................................7
8.2   Members' Capital Accounts...............................................7

9.    Allocation of Profits and Losses; Distributions.........................8

9.1   Allocation of Profits and Losses........................................8
9.2   Accounting.............................................................10
9.3   Distributions..........................................................10
9.4   Guaranteed Payments....................................................11

10.   Transfer of Interests, Effect of Withdrawal Events.....................11

10.1  Right to Transfer......................................................11

10.2  Status of Third Party Transferee.......................................11
10.3  Absolute Restriction on Transfers......................................11
10.4  Time of Transfer.......................................................12
10.5  Distributions and Allocations in Respect
         of Transferred Interest.............................................12
10.6  Effect of Withdrawal Events............................................12

11.   Termination, Liquidation and Winding Up................................13

11.1  Termination and Winding Up of the Company..............................13
11.2  Method of Distribution Upon Winding Up.................................13
11.3  Orderly liquidation....................................................14

12.   Miscellaneous Provisions...............................................14

12.1  Notices................................................................14
12.2  Books of Accounts and Records..........................................14
12.3  Governing Law..........................................................14
12.4  Waiver of Action for Partition.........................................14
12.5  Amendments.............................................................14
12.6  Construction...........................................................15
12.7  Waivers................................................................15
12.8  Rights and Remedies Cumulative.........................................15
12.9  Entire Agreement.......................................................15
12.10 Severability...........................................................15
12.11 Heirs, Successors and Assigns..........................................15
12.12 Creditors..............................................................15
12.13 Counterparts...........................................................16
12.14 Federal Income me Tax Elections........................................16

                       LIMITED LIABILITY COMPANY AGREEMENT

                                of the members of

                       INTERACTIVE VOICE MEDIA GEORGIA LLC
                     (a Delaware limited liability company)

         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made and entered into, effective as of the 7th day of July, 1998, by and among the persons listed on Schedule A attached hereto under the caption "Members" (the "Members"), and Interactive Voice Media Georgia LLC (the "Company"), a Delaware limited liability company.

                                   WITNESSETH:

         WHEREAS, the Members have organized the Company as a Delaware limited liability company for the purposes provided herein; and

         WHEREAS, the Members desire, by executing this Agreement, to acknowledge their intent to become members of the Company; and

         WHEREAS, the Members desire to enter into a written agreement as to the affairs of the Company and the conduct of the Company's business; and

         WHEREAS, the Members intend this Agreement to be a "limited liability company agreement" of the Company, within the meaning of Section 18-101 of the Delaware Act.

         NOW THEREFORE, In consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1. Definitions.

         Certain capitalized words and phrases used in this Agreement shall have the meanings set forth in Exhibit 1 attached hereto and incorporated herein by reference.

         2. Organization of the Company.

               2.1 Certificate of Formation.

               On July 7, 1998, the Members organized the Company by executing and filing, by Candace Lynn Bell as an authorized person, a Certificate of Formation with the Secretary of State of the State of Delaware in accordance with and pursuant to the Delaware Act. The Members and the Company acknowledge the resignation of Ms. Bell as an authorized person of the Company, and the assignment by Ms. Bell to the Members of all her right, title and interest, if any, as an authorized person of the Company. The Members and the Company hereby agree to assume all duties and responsibilities in connection therewith, and to indemnify and hold harmless

Ms. Bell from and against any and all liability of any kind whatsoever which Ms. Bell may incur or suffer as a result of being the initial authorized person of the Company. Ms. Bell shall be a third party beneficiary of the provisions of this Section of the Agreement.

               2.2 Agreement.

               This Agreement shall constitute a "limited liability company agreement" of the Company, within the meaning of Section 18-101 of the Delaware Act.

               2.3 Admission of Members.

               This Agreement acknowledges that the Members were admitted as members of the Company upon the formation of the Company.

               2.4 Name.

               The name of the Company is Interactive Voice Media Georgia LLC.

               2.5 Principal Place of Business.

               The principal place of business of the Company shall be located at such address as shall be determined from time to time by the Management Committee.

               2.6 Statutory Agent.

               The name and address of the registered agent for service of process in Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805, or such other agent as the Company may appoint from time to time in accordance with the Delaware Act.

               2.7 Term.

               The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the terms of
Section 11.1 of this Agreement.

         3. Purposes of the Company.

         The purposes of the Company are to engage in any and all businesses or activities for which limited liability companies may be organized under the Delaware Act.

         4. Names and Addresses of Members.

         The names and addresses of the Members are as set forth on Schedule A attached to this Agreement and incorporated herein by reference.

         5. Management of the Company.

               5.1 Management Committee.

               Subject to Section 6 hereof and to the right and power to delegate to one or more officers of the Company in accordance with Section 5.8 below, the management of the Company shall be vested in a management committee (the "Management Committee"), consisting initially of eight (8) managers (each a "Manager"). The Managers shall be elected by a Majority-in-Interest of the Members. The initial Managers shall be:

                               John Bradlow
                               Michael Cohen
                               Bruce Croxon
                               Ian Kidson
                               William Landman
                               Nicholas Paine
                               Gilbert Palter
                               Paul Woolner

Each Manager may resign at any time. The number of Managers comprising the Management Committee shall be determined from time to time by a Majority-in-Interest of the Members. Each Manager is subject to removal or replacement at any time by a Majority-in-Interest of the Members. A Majority-in-Interest of the Members may fill any vacancy created by the death, resignation or removal of any Manager or by the expansion of the Management Committee.

               5.2 Resignation.

               Any Manager of the Company may resign at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               5.3 Fiduciary Relationship.

               At all times the Management Committee will have a fiduciary relationship to the Company and to each Member. In performing its duties under this Agreement, the Management Committee shall act in good faith and on a fair dealing basis with the Company and each of the Members.

               5.4 Meetings of the Management Committee.

               Any Manager may call a meeting of the Management Committee upon forty-eight (48) hours notice in writing (which may be by facsimile), which notice shall specify the date and time of the meeting. Meetings of the Management Committee shall be held at the Company's principal executive offices, unless a majority of the Managers agree to meet at another location. Managers may be present at any meeting of the Management Committee by telephone or other means of communication, provided that each Manager can hear all other present Managers. A majority of all Managers shall constitute a quorum of the Management Committee for any meeting.

               5.5 Decisions of the Management Committee.

               Decisions of the Management Committee shall be made by a number of Managers in attendance at a duly called and held meeting constituting a majority of the entire Management Committee.

               5.6 Actions of the Management Committee Without a Meeting.

               Any action which may be taken by the Management Committee at a meeting may be taken by unanimous written consent without a meeting, provided that the writing setting forth such action shall be kept with the minutes of the meetings of the Management Committee.

               5.7 Authority of Management Committee.

               The Management Committee shall direct, manage and control the business of the Company. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of the Act, the Management Committee shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Managers may take action permitted hereunder or under the Act, only if approved by the Management Committee.

               5.8 Officers.

                    5.8.1 The Company shall have a Chief Executive Officer, a Chief Operating Officer also know as a President, a Chief Technology Officer, a Chief People Officer, a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as the Management Committee from time to time may appoint. The initial officers of the Company shall be:

                    Nicholas W. Paine     Chief Executive Officer
                    Ted Madden            Chief Operating Officer
                                          and President
                    Rob Gowans            Chief Technology Officer
                    James Norrie          Chief People Officer
                    Ron Duke              Chief Financial Officer
                    Ron Duke              Secretary
                    Ron Duke              Treasurer

                    5.8.2 The officers shall be appointed by the Management Committee, and shall serve at the sufferance of the Management Committee. Each officer is subject to removal or replacement by the Managers at any time. Subject to the limitations of this Agreement with respect to actions required to be taken by the Management Committee or the Members, the Chief Executive Officer, the Chief Operating Officer and President, the Chief Technology Officer, the Chief People Officer, the Chief Financial Officer, the Secretary and the Treasurer shall have those rights, powers, duties and responsibilities as are customarily possessed by such officers of a Delaware corporation, except as such rights, powers, duties and responsibilities may be limited or expanded by action of the Management Committee; and any other officers shall have such rights, powers, duties and responsibilities as shall be granted by action of the Management Committee. Officers shall be considered to have a delegation of the Managers' powers, pursuant to Section 18-407 of the Delaware Act, to the extent of their authority to act as provided herein. Officers who are not Managers under this Agreement shall nevertheless be deemed "managers" for purposes of Section 18-303 of the Delaware Act, regarding limited liability, but shall not, by virtue of this sentence be a Manager under this Agreement or a "manager" under or within the meaning of the Act, except as specifically hereinabove provided. Any Officer of the Company may resign at any time by giving written notice to the Management Committee. The resignation of any Officer shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         6. Rights and Powers of the Members.

               6.1 No Commitments.

               In dealing with third parties with respect to the Company's business or on behalf of the Company, the Members shall act in accordance with policies established by the Management Committee or by consent of a Majority-in-Interest of the Members. No Member shall, in the name of or on behalf of the Company, sign or execute any contract, instrument or document, perform any other act, engage in any transaction, commit or bind the Company to any act, contract, instrument or document, or incur any debt, except as expressly permitted by this Agreement or with the written concurrence of a Majority-in-Interest of the Members.

               6.2 Actions Requiring the Approval of a Majority-in-Interest of the Members.

               Notwithstanding anything to the contrary contained in this Agreement, any action with respect to the following matters shall require prior approval of a Majority-in-Interest of the Members:

                    (A) any amendment, modification or change to the authority and powers of the Management Committee as contemplated by Section 5 hereof;

                    (B) any sale, exchange, lease, transfer or other disposition of all or substantially all of the assets of the Company;

                    (C) any merger or consolidation of the Company with or into any other entity;

                    (D) any other matter requiring the approval of a Majority-in-Interest of the Members under any other provision of this Agreement; and

                    (E) the admission of a person as a substituted Member of the Company in accordance with Section 10.2.

               6.3 Meetings of the Members.

               Any Member may call a meeting of the Members upon fifteen (15) days notice in writing (which may be by facsimile), which notice shall specify the date, time and purpose or purposes of the meeting. Meetings of the Members shall be held at the Company's principal executive offices, unless a Majority-in-Interest of the Members agree to meet at another location. Members may be present at any meeting of the Members by telephone or other means of communication, provided that each Member can hear all other present Members. Members holding a Majority-in-Interest of all of the Members shall constitute a quorum of the Members, or Members of that class of Members, for the transaction of business at any meeting.

               6.4 Decisions of the Members.

               Decisions of the Members shall be made by those Members holding a Majority-in-Interest of the Members.

               6.5 Proxies.

               At all meetings of the Members, a Member may be present in person or by proxy executed in writing by the Member. Any such proxy shall be filed with the Company before or at the time of the meeting. No such proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

               6.6 Actions of the Members Without a Meeting.

               Any action which may be taken by the Members at a meeting may be taken by unanimous written consent, without a meeting, of the Members entitled to vote at a meeting with respect to such action; provided that the writing setting forth such action shall be kept with the minutes of the meetings of the Members.

               6.7 Waiver of Notice.

               Notice of any meeting of the Members may be waived by a Member by a waiver of the notice in writing, signed by the Member entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Member at any meeting, whether in person, by proxy as provided above or by telephone as provided above, shall constitute waiver of notice of such meeting. Any waiver of notice of a meeting by a Member hereunder shall be equivalent to the giving of such notice.

               6.8 Tax Matters Partner.

               Interactive Media Consolidated, Inc. shall act as the initial "tax matters partner" for the Company, as that term is defined in, and for all purposes of, Section 6231(a)(7) of the Code.

         7. Limitation of Liability; Indemnification.

               7.1 Proof of Failure to Standard of Conduct.

               A Member, a Manager or an Officer shall not be deemed to have violated any standard of conduct under this Section 7 unless such violation is proved, by clear and convincing evidence, in an action brought against such person. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself constitute proof or create a presumption that the appropriate standard of conduct has been violated.

               7.2 Limitation of Liability.

               No Member, no Manager and no person serving as an Officer shall be liable to the Company or to any Member in damages for any action that such Member, Manager or Officer takes or fails to take in such capacity, unless it is proved, by clear and convincing evidence, in a court of competent jurisdiction that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

               7.3 Indemnification of Members, Managers and the President.

               The Company agrees to indemnify (A) each Member, (B) each Manager and (C) each Officer (each an "indemnified party"), to the fullest extent permitted by law, and to save and hold each indemnified party harmless from, and in respect of, all (1) fees, costs and expenses incurred in connection with or resulting from any claim, action or demand against such indemnified party or the Company that arise out of or in any way relate to the Company, its properties, business or affairs, and (2) such claims, actions and demands, and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Company) of any such claim, action or demand; provided, however, that this indemnification shall apply only so long as the indemnified party has acted in good faith on behalf of the Company, in a manner reasonably believed by him to be within the scope of his authority under this Agreement and in the best interests of the Company, and only if such action or failure to act did not constitute willful misconduct, fraud or gross negligence.

         8. Capital Contributions.

               8.1 Generally.

               Each Member has made a Capital Contribution in cash to the Company as set forth on Schedule A attached hereto. Except as set forth in
Section 8.2, no Member shall make any additional Capital Contributions to the Company without the prior approval of a Majority-in-Interest of the Members. No Member shall be obligated to make any additional Capital Contributions to the Company. In particular, no Member shall be obligated to make any Capital Contribution to restore any deficit balance in such Member's Capital Account. No interest shall be paid on any Capital Contributions.

               8.2 Members' Capital Accounts.

                    8.2.1 A separate Capital Account shall be established and maintained for each Member. As funded and adjusted in accordance with this Agreement, the Capital Accounts of the Members shall reflect the underlying economic arrangements of the Members.

                    8.2.2 Upon a transfer of all or part of an Interest in accordance with Section 10, the Capital Account of the transferor Member that is attributable to the transferred Interest shall carry over to the transferee thereof.

                    8.2.3 The determination and maintenance of the Members' Capital Accounts, and any adjustments thereof, shall be made in a manner consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable Income Tax Regulations thereunder, as finally determined for federal income tax purposes.

         9. Allocation of Profits and Losses; Distributions

               9.1 Allocation of Profits and Losses.

                    9.1.1 Allocation of Profits Generally.

                    Except as otherwise provided in sections 9.1.3 and 9.1.4 below, Profits shall be allocated among the Members in the following order and priority:

                    (A) first, among the Members until the cumulative Profits allocated pursuant to this Section 9.1.1(A) are equal to the cumulative Losses allocated among the Members pursuant to Section 9.1.2(C) below for all prior periods, and in the proportions that such Losses have been so allocated;

                    (B) then, among the Members until the cumulative Profits allocated pursuant to this Section 9.1.1(B) are equal to the cumulative Losses allocated among the Members pursuant to Section 9.1.2(B) below for all prior periods, and in the proportions that such Losses have been so allocated; and

                    (C) thereafter, among the Members, pro rata, in proportion to their Percentage Interests.

                    9.1.2 Losses Generally.

                    Except as otherwise provided in Section 9.1.4 below, the Losses of the Company shall be allocated among the Members in the following order and priority:

                    (A) first, among the Members until the cumulative Losses allocated pursuant to this Section 9.1.2(A) are equal to the cumulative Profits allocated among the Members pursuant to Section 9.1.1(C) above for all prior periods, and in the proportions that such Profits have been so allocated;

                    (B) then, among the Members in proportion to, and to the extent of, the positive Capital Account balances of such Members; and

                    (C) thereafter, among the Members, pro rata, in proportion to their Percentage Interests.

                    9.1.3 Other Allocation Rules.

                    (A) Except as provided in Section 9.1.3(C) below, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations,
                         items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit balance in his/her Capital Account of such Member as quickly as possible.

                    (B) Except as provided in Section 9.1.3(C) below, in the event any Member has a deficit balance in his/her Capital Account at the end of any fiscal year, such Member shall be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in the Capital Account of such Member as quickly as possible.

                    (C) Notwithstanding any other provision of this Section 9, if there is a net decrease in Company Minimum Gain during any fiscal year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, to the extent required under the Section 1.704-2 of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2 of the Regulations. This Section 9.1.3(C) is intended to comply with the "minimum gain chargeback" requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                    (D) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.7041(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                    (E) Nonrecourse Deductions and Nonrecourse Liabilities for any fiscal year or other period shall be allocated among the Members, pro rata, in proportion to their Percentage Interests. Member Nonrecourse Deductions and Member Nonrecourse Debt for any fiscal year or other period shall be allocated among the Members in accordance with applicable Regulations under Sections 704 and 752 of the Code.

                    (F) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be deemed to have been earned ratably over the period of the fiscal year of the Company.

                    (G) Except as otherwise provided in this Agreement, all items of income, gain, loss and deduction, and any other allocations not otherwise provided for, shall be allocated among the Members in the same proportions as they share Profits or Losses (as the case may be) for each fiscal year.

                    9.1.4 Curative Allocations.

                    The allocations set forth in Sections 9.1.3 (A), (B), (C), and (E) above (the "Regulatory Allocations") are intended to comply with certain of the requirements of Section 1.704-1(b) of the Income Tax Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to share distributions from the Company. Accordingly, a Majority-in-Interest of Members hereby are authorized to divide other allocations of income, gain, deduction or loss among the Members so as to prevent the Regulatory Allocations from distorting the manner in which distributions from the Company are intended to be shared among the Members pursuant to this Agreement. The Members will have the discretion to accomplish this result in any reasonable manner.

               9.2 Accounting.

               The Company's books shall be kept on the basis of the accounting method of the Company for federal income tax purposes, as selected by the Management Committee. The fiscal year of the Company shall be as selected by the Management Committee.

               9.3 Distributions.

               The Company may make distributions to the Members when, as and if declared by the Management Committee (i) to enable the Members to pay federal, state and local income taxes attributable to their Interests (including quarterly tax distributions to those Members who make estimated tax payments), and all distributions under this clause (i) shall be made to the Members based upon an assumed tax rate equal to the highest marginal tax rate then applicable to any of the Members and, except as hereinafter provided, among the Members based upon their relative shares of the Company's taxable income for the period; provided, that, in the case of a tax distribution hereunder to a Member which is attributable to a special allocation of items of income and gain in accordance with Section 704(c) of the Code, a corresponding distribution shall be made to all other Members so that such tax distribution and such corresponding distributions are, in the aggregate, shared by the Members, pro rata, in proportion to their Percentage Interests; or (ii) otherwise as the Management Committee may determine (except in connection with the termination and winding up of the Company), and all distributions under this clause (ii) shall be made among the Members in proportion to their Capital Account balances. Assets or cash available for distribution in connection with the termination and winding up of the Company shall be distributed in accordance with the provisions of
Section 11.2.

               9.4 Guaranteed Payments.

               Any payment to a Member for services rendered by the Company which is not governed for all purposes by an agreement other than this Agreement shall be deemed to be a "guaranteed payment" described in and governed by
Section 707(c) of the Code.

         10. Transfer of Interests, Effect of Withdrawal Events.

               10.1 Right to Transfer.

                    10.1.1 No Member shall be entitled to sell, mortgage, hypothecate, transfer, pledge, assign, donate, create a security interest in or lien on, encumber, give, place in trust (voting or other) or otherwise dispose of, including but not limited to any involuntary transfer or transfer by operation of law upon divorce, in bankruptcy or by way of execution, seizure or sale by legal process (hereinafter "transfer") his/her Interest or any portion thereof unless the applicable provisions of this Section 10 are complied with in full. Any attempted transfer of an Interest other than in accordance with the preceding sentence shall be null and void and be of no force or effect. Any transfer of an Interest shall be made only in compliance with all applicable securities laws and the Company may require the transferor to obtain and deliver to the Company an opinion of counsel (reasonably acceptable, as to both the opinion and the counsel, to the Company) that such proposed transfer so complies.

                    10.1.2 A Member shall be entitled to transfer all or any part of his/her interest to any person, upon the approval of a Majority-in-Interest of the Members.

               10.2 Status of Third Party Transferee.

               Except as otherwise provided, no third party transferee of an Interest shall, without the prior written consent of all of the Members, acquire the status of a substituted Member of the Company under the Delaware Act or this Agreement, but shall have solely the economic rights to share in the Company's allocations of Profits and Losses and distributions with respect to the transferred Interest. In the event a substitute Member is admitted to the Company in accordance with this Section 10.2, such substitute Member shall be responsible for the payment of all fees and expenses associated with the transfer and such substitution as the Management Committee may deem reasonable and appropriate.

               10.3 Absolute Restriction on Transfers.

               Notwithstanding any provision of this Agreement to the contrary, the transfer of an Interest to any person or entity other than the Company or a Member will not be permitted if the Interest sought to be transferred, when added to the total of all other Interests transferred within the period of twelve (12) consecutive months ending with the proposed date of the transfer, results in the termination of the Company under Section 708 of the Code, unless the transfer is consented to by a Majority-in-Interest of the Members.

               10.4 Time of Transfer.

               Any transfer of an Interest to a third party or to a Member permitted under this Section 10 shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the election of a Majority-in-Interest of the remaining Members, as of 7:00 A.M. the day following the date of the transfer (the "Effective Transfer Date").

               10.5 Distributions and Allocations in Respect of Transferred Interest.

               If any Interest is transferred during any accounting period to a third party or to a Member in compliance with the provisions of this Section 10, Profits, Losses, each item thereof and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Section 9 hereof and Code Section 706(d), using the Effective Transfer Date as the date upon which the change in ownership of the Interest occurred, and using any conventions permitted by law and selected by the unanimous action of the remaining Members. All distributions on or before the Effective Transfer Date shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company nor any Manager or Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.5, whether or not any of them has knowledge of any transfer of ownership of any Interest.

               10.6 Effect of Withdrawal Events.

                    10.6.1 No Resign.

                    No Member shall be entitled to resign as a Member, except in connection with a transfer of such Member's entire Interest in the Company in compliance with the terms and conditions of this Section 10 and with respect to which such Member's transferee has been admitted as a substituted Member in accordance with Section 10.3.

                    10.6.2 Death or Adjudication of Incompetency.

                    If the Company is continued in accordance with Section 11.1(B) below following the death or adjudication of incompetency of a Member, such Member's Interest shall not be terminated or repurchased and the successor-in-interest or legal representative of such Member shall thereafter be the Member with respect to such Interest and such successor-in-interest shall be substituted as a Member upon compliance with the terms and conditions of Section 10.2.

                    10.6.3 No Other Withdrawal.

                    Except as expressly provided in Section 11.2 in connection with the termination and winding up of the Company, the Company shall not be obligated to repurchase the Interest of any Member, nor shall any Member be entitled to receive any other payment or distribution in connection with such Member's withdrawal from the Company.

         11. Termination, Liquidation and Winding Up.

               11.1 Termination and Winding Up of the Company.

                    11.1.1 The Company shall terminate upon the first to occur of (A) the unanimous agreement of the Members in writing; (B) the occurrence of a Withdrawal Event as to any Member, unless at such time there is at least one
(1) remaining Member(s) of the Company and a Majority-in-Interest of the remaining Member(s) agree to continue the Company within ninety (90) days after the occurrence of such Withdrawal Event, or (C) otherwise upon the occurrence of any of the events of dissolution stated in Section 18-801 of the Act.

                    11.1.2 As soon as possible following the occurrence of any event of termination, the Company shall execute and file as provided in the Delaware Act a statement of intent to dissolve in such form as shall be prescribed by the Secretary of State of Delaware or which otherwise complies with the Delaware Act. Upon the filing of such statement of intent to dissolve with the Secretary of State of Delaware, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its affairs, but its separate existence shall continue until a certificate of dissolution has been filed with the Secretary of State of Delaware or until a decree dissolving the Company has been entered by a court of competent jurisdiction. The filing of the statement of intent to dissolve shall not affect the limited liability of the Members, Managers and Officers of the Company.

               11.2 Method of Distribution Upon Winding Up.

               Upon termination of the Company pursuant to Section 11.1 above, the Management Committee shall supervise and control the termination and winding up of the Company and the assets of the Company and the proceeds of any liquidation shall be applied and distributed in the following manner and order of priority:

                    (A) to the payment and discharge of all of the Company's debts and liabilities and the expenses of liquidation and dissolution;

                    (B) to the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

                    (C) to the payment of the balance, if any, of the respective Capital Accounts of the Members (after making the allocations required under the provisions of
                         Section 9), but if the amount available for such payment shall be insufficient, then pro rata among all of the Members according to the respective positive balances of their Capital Accounts at such time; and

                    (D) to the payment of any remaining balance to the Members, according to their Percentage Interests.

               11.3 Orderly liquidation.

               A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.

         12. Miscellaneous Provisions.

               12.1 Notices.

               Any notice or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been given and received for all purposes when delivered personally to the party to whom the same is directed; or when mailed, sent by overnight delivery service, charges prepaid, or sent by facsimile addressed to the party to whom the same is directed, at the address set forth in this Agreement or such other address as the Company has received written notice from time to time.

               12.2 Books of Accounts and Records.

               Proper and complete records and books of account shall be kept or shall be caused to be kept by the Management Committee, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive offices of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

               12.3 Governing Law.

               The Company, this Agreement and the rights of the Members, Managers and Officers of the Company hereunder shall be governed by the laws of the State of Delaware.

               12.4 Waiver of Action for Partition.

               Each Member irrevocably waives any right that such Member may have to maintain any action for partition with respect to the property of the Company.

               12.5 Amendments.

               This Agreement may not be amended except in writing by the affirmative vote of all of the Members.

               12.6 Construction.

               Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

               12.7 Waivers.

               The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

               12.8 Rights and Remedies Cumulative.

               The rights and remedies provided by this operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

               12.9 Entire Agreement.

               This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements, whether written or oral, with respect to such subject matter.

               12.10 Severability.

               If any provision of this Agreement or its application to any person or circumstance shall, for any reason and to any extent, be invalid, illegal or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforceable to the fullest extent permitted by law.

               12.11 Heirs, Successors and Assigns.

               Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

               12.12 Creditors.

               None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

               12.13 Counterparts.

               This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

               12.14 Federal Income me Tax Elections.

               In the event of a transfer of all or any portion of the Interest of any Member, the Company may elect (by unanimous action of the Members) pursuant to Section 754 of the Code to adjust the basis of assets of the Company upon written request of the transferee.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

             The Company                              The Sole Member

    Interactive Voce Media Georgia LLC      Interactive Media Consolidated, Inc.



By: /s/  Nicholas W. Paine                  By: /s/  Nicholas W. Paine
    ----------------------------------          --------------------------------
     Nicholas W. Paine, Manager                 Nicholas W. Paine,
                                                Chief Executive Officer

                                   SCHEDULE A

               MEMBERS' NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS
               ---------------------------------------------------



                 MEMBERS:                       CAPITAL CONTRIBUTION
            (name and address)

       Interactive Media Consolidated, Inc.,         $1,000
       a Delaware corporation
       c/o Interactive Media Group
       905 King Street West, Suite 500
       Toronto, Ontario, Canada M6K 3G9



            TOTAL CAPITAL CONTRIBUTIONS              $1,000

                                    EXHIBIT 1
                                    ---------

                                   DEFINITIONS

Certain capitalized words and phrases used in this Agreement shall have the following meanings:

         1. "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended from time to time in accordance with Section
12.5 hereof.

         2. "Bankruptcy Event" means, with respect to any Member:

                    (A) the making of an assignment for the benefit of creditors;

                    (B)  the filing of a voluntary petition in bankruptcy;

                    (C) the adjudication of bankruptcy or insolvency, or the entry of an order for relief in any bankruptcy or insolvency proceeding;

                    (D) the filing of a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                    (E) the filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of a nature described in (A) - (E) above;

                    (F) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of his properties; or

                    (G) the passage of one hundred twenty (120) days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulations, if the proceeding has not been dismissed, or the passage of ninety (90) days after the appointment without his consent or acquiescence of a trustee, receiver or liquidator of the Member or of all or any substantial part of his properties, if the appointment is not vacated or stayed, or the passage of ninety (90) days after the expiration of any such stay, if the appointment is not vacated.

         3. "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member pursuant to the provisions of Section 8.2 of this Agreement, which shall be determined and adjusted as follows (but subject to the provisions of Section 8.2:3):

                    (A) To each Member's Capital Account, there shall be credited the following: (a) such Member's Capital Contributions; (b) such Member's allocations of Profits; and (c) any items in the nature of income or gain which are specially allocated to such Member pursuant to Section 9.1.3; and

                    (B) To each Member's Capital Account there shall be debited the following: (a) the amount of any distributions to such Member pursuant to any provision of this Agreement; (b) such Member's allocations of Losses; and
                         (c) any items in the nature of expenses or losses which are specially allocated to such Member pursuant to
                         Section 9.1.3.

         4. "Capital Contribution" means the amount in cash contributed by each Member (or his or her predecessors in interest) to the capital of the Company for his or her Interest, as set forth on Schedule A attached hereto.

         5. "Certificate of Formation" means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on July 7, 1998, as the same may be amended from time to time in accordance with the Delaware Act.

         6. "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of succeeding federal revenue laws.

         7. "Company" means Interactive Voice Media Georgia LLC, a Delaware limited liability company.

         8. "Company Minimum Gain" has the meaning of "partnership minimum gain" as set forth in Section 1.704-2(d)) of the Regulations.

         9. "Delaware Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Chapter 18 (Sections 18-101, et Seq.), as amended from time to time (or any corresponding provisions of succeeding law).

         10. "Effective Transfer Date" is defined in Section 10.4.

         11. "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                    (A) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition of an additional Interest (other than pursuant to Section 8.1) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property (including cash) as consideration for an Interest, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

                    (B) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code
                         Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation
                         Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this section (11)(B) to the extent the Management Committee shall determine that an adjustment pursuant to section (11)(A) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this section
                         (11)(B).

         12. "Interest" means the entire interest in the Company owned by a Member, including such Member's (1) interest in the Company's allocations and distributions, (2) rights with respect to the management and administration of the Company, (3) access to or rights to demand or require any information or account of the Company or its affairs, and (4) rights to inspect the books and records of the Company.

         13. "Management Committee" is defined in Section 5.1.

         14. "Manager" is defined in Section 5.1.

         15. "Majority-in-Interest", when used with respect to the Members, means Members holding more than 50% of the Interests, as measured by the Members respective Capital Contributions, held in the aggregate by all Members.

         16. "Members" means Interactive Media Consolidated, Inc. and any persons admitted as additional or substituted Members pursuant to this Agreement. "Member" means any one of the Members, as the context requires.

         17. "Member Minimum Gain" has the meaning of "partner minimum gain" as set forth in Sections 1.704-2(i)(3) and (5) of the Regulations, determined in accordance with Sections 1.704-2(g)(1) and (3) of the Regulations.

         18. "Member Nonrecourse Debt" has the meaning of "partner nonrecourse debt" as set forth in Section 1.704-2(b)(4) of the Regulations.

         19. "Member Nonrecourse Deductions" has the meaning of "partner nonrecourse deductions" as set forth in Section 1.704-2(i)(2) of the Regulations. The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year of the Company equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during such fiscal year over the aggregate amount of any distributions during such fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt, to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Section 1.704-2(i)(2) of the Regulations.

         20. "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate distributions made during the year of proceeds of any Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

         21. "Nonrecourse Liability" has the meaning set forth in Sections 1.704-2(b)(3) and 1.752-1(a)(2) of the Regulations.

         22. "Percentage Interest" means the percentage interest of a Member in the Company, determined by dividing the Member's Capital Contribution by the total Capital Contributions of all of the Members of the Company.

         23. "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (A) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this section 22 shall be added to such taxable income or loss.

                    (B)  Any expenditures of the Company described in Code
                         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations
                         Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this section 22, shall be subtracted from such taxable income or loss.

                    (C) At any time the Gross Asset Value of any Company property is adjusted pursuant to section (11)(A), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses.

                    (D) Gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

                    (E) Notwithstanding any other provision of this section 22, any items which are specially allocated pursuant to
                         Section 9.1.3 or 9.1.4 of the Agreement shall not be taken into account in computing Profits or Losses.

         24. "Regulations" means the regulations promulgated under the Code, as the same may be amended from time to time, including corresponding provisions of any succeeding regulations.

         25. "Regulatory Allocations" is defined in Section 9.1.4.

         26. "Withdrawal Event" means the death, dissolution, adjudication of incompetency, occurrence of a Bankruptcy Event or resignation (except as expressly permitted by this Agreement) of or with respect to an Member.